UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On August 29, 2013, the Company held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 22,088,731 shares of the Company’s common stock outstanding and entitled to vote as of the July 12, 2013 record date, 17,435,540 shares were present at the Annual Meeting in person or by proxy. The following proposals were voted on at the Annual Meeting:

Proposal 1 - The stockholders elected all of the Company’s nominees for election to the Company’s Board of Directors. The results of the number of shares voted were as follows:

Director Name	For (Shares)	% of Vote	Withheld (Shares)	% of Vote
David Dreyer	10,421,217	81.22%	2,408,945	18.78%
Ryan Morris	9,800,595	76.39%	3,029,567	23.61%
Eric Steen	11,828,150	92.19%	1,002,012	7.81%
Joe Whitters	10,202,057	79.52%	2,628,105	20.48%
Wayne Yetter	10,646,322	82.97%	2,183,840	17.02%

Proposal 2 - Approval of an amendment of the Company’s Amended and Restated Certificate of Incorporation pursuant to the Credit Agreement was approved based on the number of outstanding shares voted as follows:

	Shares	% of Outstanding Shares
For:	11,232,765	50.85%
Against:	1,268,197	5.74%
Abstain:	329,200	1.49%

Proposal 3 - Approval of an increase in available shares authorized for issuance under the Company’s 2007 Stock Incentive Plan was not approved based on the number of shares voted as follows:

	Shares	% of Vote
For:	3,946,141	30.75%
Against:	8,871,671	69.15%
Abstain:	12,350	0.10%

Proposal 4 - Approval, by advisory vote, on the compensation of the Company’s named executive officers was approved based on the number of shares voted as follows:

	Shares	% of Vote
For:	7,176,124	55.93%
Against:	5,090,721	39.68%
Abstain:	563,317	4.39%

Proposal 5 - An advisory vote regarding the frequency of conducting future advisory votes on the compensation of the Company’s named executive officers was approved based on the number of shares voted as follows:

	Shares	% of Vote
1-Year:	9,154,312	71.34%
2-Years:	3,062,190	23.87%
3-Years:	45,563	0.36%
Abstain:	568,097	4.43%

Proposal 6 - The stockholders ratified the appointment of BDO USA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The results of the number of shares voted were as follows:

	Shares	% of Vote
For:	16,882,206	96.83%
Against:	125,439	0.72%
Abstain:	427,895	2.45%

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Jonathan P. Foster
	Name:	Jonathan P. Foster
	Title:	Chief Financial Officer

Dated: August 30, 2013